EXHIBIT 23.01
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46702) pertaining to the 1990 Stock Option Plan of Law Companies Group, Inc., the Registration Statement (Form S-8 No. 33-48096) pertaining to the Employee Stock Purchase Plan of Law Companies Group, Inc., and the Registration Statement (Form S-8 No. 33-99114) pertaining to the 401(k) Savings Plan of Law Companies Group, Inc. of our report dated March 16, 1999, with respect to the consolidated financial statements of Law Companies Group, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.

     Our audits also included the financial statement schedules of Law Companies Group, Inc. listed in Item 14(a). These schedules are the resonsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

                                          /s/ Ernst & Young LLP
                                          ------------------------
                                          Ernst & Young LLP

Atlanta, Georgia
March 25, 1998